EXHIBIT 4



                                   $45,000,000

                                CREDIT AGREEMENT

                                      AMONG


                      AMERICAN MEDICAL SECURITY GROUP, INC.

                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                         as Agent and Swing Line Lender



                                   DATED AS OF

                                 March 24, 2000



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                                TABLE OF CONTENTS

                                                                            Page


I.       DEFINITIONS...........................................................6

II.      THE CREDITS..........................................................22
         2.1.     Commitment..................................................22
         2.2.     Required Payments; Termination..............................23
         2.3.     Ratable Loans...............................................23
         2.4.     Types of Advances...........................................23
         2.5.     Facility Fee; Reductions in Aggregate Commitment............23
         2.6.     Minimum Amount of Each Advance..............................23
         2.7.     Optional Principal Payments.................................23
         2.8.     Mandatory Commitment Reductions.............................24
         2.9.     Method of Selecting Types and Interest Periods
                    for New Advances..........................................24
         2.10.    Conversion and Continuation of Outstanding Advances.........25
         2.11.    The Swing Line Loans........................................26
         2.12.    Procedure for Swing Line Loans..............................26
         2.13.    Changes in Interest Rate, etc...............................28
         2.14.    Rates Applicable After Default..............................28
         2.15.    Method of Payment...........................................29
         2.16.    Noteless Agreement; Evidence of Indebtedness................29
         2.17.    Telephonic Notices..........................................29
         2.18.    Interest Payment Dates; Interest and Fee Basis..............30
         2.19.    Notification of Advances, Interest Rates, Prepayments
                    and Commitment Reductions.................................30
         2.20.    Lending Installations.......................................30
         2.21.    Non-Receipt of Funds by the Agent...........................30

III.     YIELD PROTECTION; TAXES..............................................31
         3.1.     Yield Protection............................................31
         3.2.     Changes in Capital Adequacy Regulations.....................31
         3.3.     Availability of Types of Advances...........................32
         3.4.     Funding Indemnification.....................................32
         3.5.     Taxes.......................................................32
         3.6.     Lender Statements; Survival of Indemnity....................34
         3.7.     Substitution of Lender......................................34

IV.      CONDITIONS PRECEDENT.................................................35
         4.1.     Effectiveness...............................................35
         4.2.     Each Advance and Swing Line Loan............................37

V.       REPRESENTATIONS AND WARRANTIES.......................................38

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         5.1.     Existence and Standing......................................38
         5.2.     Authorization and Validity..................................38
         5.3.     No Conflict; Government Consent.............................38
         5.4.     Financial Statements........................................39
         5.5.     Material Adverse Change.....................................39
         5.6.     Taxes.......................................................39
         5.7.     Litigation and Contingent Obligations.......................39
         5.8.     Subsidiaries................................................40
         5.9.     ERISA.......................................................40
         5.10.    Accuracy of Information.....................................40
         5.11.    Federal Reserve Regulations.................................40
         5.12.    Material Agreements.........................................40
         5.13.    Compliance With Laws........................................40
         5.14.    Ownership of Properties.....................................41
         5.15.    Plan Assets; Prohibited Transactions........................41
         5.16.    Environmental Matters.......................................41
         5.17.    Investment Company Act......................................41
         5.18.    Public Utility Holding Company Act..........................41
         5.19.    Insurance...................................................41
         5.20.    Solvency....................................................41
         5.21.    Year 2000...................................................42
         5.22.    Insurance Licenses..........................................42
         5.23.    Reinsurance.................................................42
         5.24.    Reserves....................................................43
         5.25.    UWLIC Capital and Surplus...................................43
         5.26.    Defaults....................................................43
         5.27.    Certain Fees................................................43
         5.28.    Indebtedness................................................43
         5.29.    Employee Controversies......................................43
         5.30.    Dividends...................................................43
         5.31.    Security....................................................44

VI.      COVENANTS............................................................44
         6.1.     Financial Reporting.........................................44
         6.2.     Use of Proceeds.............................................47
         6.3.     Notice of Default...........................................47
         6.4.     Conduct of Business.........................................47
         6.5.     Taxes.......................................................48
         6.6.     Insurance...................................................48
         6.7.     Compliance with Laws........................................48
         6.8.     Maintenance of Properties...................................48
         6.9.     Inspection..................................................48
         6.10.    Dividends...................................................49
         6.11.    Indebtedness................................................49

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         6.12.    Merger......................................................49
         6.13.    Sale of Assets..............................................50
         6.14.    Investments and Acquisitions................................50
         6.15.    Liens.......................................................52
         6.16.    Affiliates..................................................53
         6.17.    Other Indebtedness..........................................53
         6.18     Contingent Obligations......................................53
         6.19.    Financial Covenants.........................................54
                  6.19.1.    Fixed Charge Coverage Ratio......................54
                  6.19.2.    Interest Coverage Ratio..........................54
                  6.19.3.    Leverage Ratio...................................54
                  6.19.4.    Consolidated Net Worth...........................54
                  6.19.5.    Statutory Capital and Surplus....................54
                  6.19.6.    Risk-Based Capital...............................54
         6.20.    Year 2000...................................................55
         6.21.    Reinsurance.................................................55
         6.22.    Tax Consolidation...........................................55
         6.23.    ERISA Compliance............................................55
         6.24.    Environmental Matters.......................................56
         6.25.    Change in Corporate Structure; Fiscal Year..................56
         6.26.    Inconsistent Agreements.....................................56
         6.27.    Capital Expenditures........................................56
         6.27.    Capital Expenditures........................................57

VII.     DEFAULTS 57

VIII.    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.......................59
         8.1.     Acceleration................................................59
         8.2.     Amendments..................................................60
         8.3.     Preservation of Rights......................................60

IX.      GENERAL PROVISIONS...................................................61
         9.1.     Survival of Representations.................................61
         9.2.     Governmental Regulation.....................................61
         9.3.     Headings....................................................61
         9.4.     Entire Agreement............................................61
         9.5.     Several Obligations; Benefits of this Agreement.............61
         9.6.     Expenses; Indemnification...................................61
         9.7.     Numbers of Documents........................................62
         9.8.     Accounting..................................................62
         9.9.     Severability of Provisions..................................62
         9.10.    Nonliability of Lenders.....................................62
         9.11.    Confidentiality.............................................62
         9.12.    Nonreliance.................................................63

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         9.13.    Disclosure..................................................63

X.       THE AGENT............................................................63
         10.1.    Appointment; Nature of Relationship.........................63
         10.2.    Powers......................................................63
         10.3.    General Immunity............................................64
         10.4.    No Responsibility for Loans, Recitals, etc..................64
         10.5.    Action on Instructions of Lenders...........................64
         10.6.    Employment of Agents and Counsel............................64
         10.7.    Reliance on Documents; Counsel..............................65
         10.8.    Agent's Reimbursement and Indemnification...................65
         10.9.    Notice of Default...........................................65
         10.10.   Rights as a Lender..........................................65
         10.11.   Lender Credit Decision......................................66
         10.12.   Successor Agent.............................................66
         10.13.   Agent's Fee.................................................66
         10.14.   Delegation to Affiliates....................................66

XI       SETOFF; RATABLE PAYMENTS.............................................67
         11.1.    Setoff......................................................67
         11.2.    Ratable Payments............................................67

XII.     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....................67
         12.1.    Successors and Assigns......................................67
         12.2.    Participations..............................................68
                  12.2.1.    Permitted Participants; Effect...................68
                  12.2.2.    Voting Rights....................................68
                  12.2.3.    Benefit of Setoff................................68
         12.3.    Assignments.................................................69
                  12.3.1.    Permitted Assignments............................69
                  12.3.2.    Effect; Effective Date...........................69
         12.4.    Dissemination of Information................................69
         12.5.    Tax Treatment...............................................70

XIII.    NOTICES  70
         13.1.    Notices.....................................................70
         13.2.    Change of Address...........................................70

XIV.     COUNTERPARTS.........................................................70

XV.      CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.........71
         15.1.    CHOICE OF LAW...............................................71
         15.2.    CONSENT TO JURISDICTION.....................................71
         15.3.    WAIVER OF JURY TRIAL........................................71

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                                CREDIT AGREEMENT

     This Credit Agreement, dated as of March 24, 2000, is among American Medical Security Group, Inc., a Wisconsin corporation ("AMS"), the Lenders and LaSalle Bank National Association ("LaSalle"), as Agent and as Swing Line Lender.

                                R E C I T A L S:

     A. The Lenders have agreed to make available to AMS a revolving credit facility, and the Swing Line Lender has agreed to make available to AMS certain Swing Line Loans, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which AMS or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to AMS of the same Type and, in the case of Eurodollar Advances, for the same Interest Period. The making of a Swing Line Loan shall not constitute an Advance.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Affected Lender" is defined in Section 3.7.

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     "Agent" means LaSalle in its capacity as contractual  representative of the
Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means GAAP as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4(a) and (b).

     "AMS" means American Medical Security Group, Inc., a Wisconsin corporation.

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith

     "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances, determined by using the most recently calculated Leverage Ratio, as set forth below:


          Leverage                     Applicable
           Ratio                         Margin

----------------------------  ----------------------------
     Greater than or equal
     to 0.30:1.0
     and less than 0.35:1.0             200 b.p.
----------------------------- ----------------------------
     Greater than or equal
     to 0.25:1.0
     and less than 0.30:1.0             175 b.p.
----------------------------- ----------------------------
     Greater than or equal
     to 0.25:1.0
     and less than 0.20:1.0             150 b.p.
----------------------------- ----------------------------
     Greater than or equal
     to 0.20:1.0                        125 b.p.
----------------------------- ----------------------------

The Applicable Margin shall be determined in accordance with the foregoing table based on the then most recent annual or quarterly consolidated financial statements of AMS and its

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Subsidiaries  delivered pursuant to Section 6.1(a) or (b).  Notwithstanding  the foregoing, until such time as AMS shall have achieved five consecutive quarters of profitability after and including the fourth quarter of 1999, all Loans shall be deemed to be Eurodollar Loans that shall accrue interest at the Eurodollar Rate, with an Applicable Margin of 175 basis points (b.p.). Once AMS has achieved five consecutive quarters of profitability after and including the fourth quarter of 1999, adjustments, if any, to the Applicable Margin shall be effective five days after the Agent shall have received the applicable Financials. If AMS fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Disposition" means any sale, transfer or other disposition of any asset of AMS or any Subsidiary in a single transaction or in a series of related transactions, other than the sale of Investments in the ordinary course of business by Insurance Subsidiaries.

     "Authorized Officer" of a Person means any of the President, any Executive Vice President or the chief financial officer of such Person, acting singly.

     "Borrowing Date" means a date on which an Advance or a Swing Line Loan is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of AMS and its Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset excluding (a) the cost of assets acquired under Capitalized Lease Obligations, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) leasehold improvement expenditures for which AMS or a Subsidiary is reimbursed promptly by the lessor.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

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     "Capitalized  Lease  Obligations"  of a  Person  means  the  amount  of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by, and overnight repurchase agreements and time deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided, in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (a) Blue Cross and Blue Shield United of Wisconsin shall cease to own beneficially and of record shares representing at least 10% of the voting power of the issued and outstanding shares of capital stock of AMS, free and clear of all Liens other than Permitted Liens, (b) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) or voting control, directly or indirectly, of 25% or more of the outstanding shares of voting stock of AMS; (c) AMS shall cease to own, free and clear of all Liens other than Permitted Liens, 100% of the outstanding shares of voting stock of Holdings on a fully diluted basis (other than pursuant to a merger of Holdings with and into AMS in accordance with Section 6.12; (d) Holdings shall cease to own, free and clear of all Liens other than Permitted Liens, 100% of the outstanding shares of voting stock of UWLIC on a fully diluted basis; or (e) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of AMS on the first day of each such period or (ii) subsequently became directors of AMS and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of AMS to constitute a majority of the board of directors of AMS.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Indebtedness" means at any time the Indebtedness of AMS and its Subsidiaries calculated on a consolidated basis as of such time that consists of Indebtedness for borrowed money to any Lender or any other financial institution including, without limitation, all Indebtedness shown as "Notes Payable" on the consolidated financial statements of AMS and its Subsidiaries delivered pursuant to Section 6.1(a) or (b).

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     "Consolidated  Interest Expense" means,  with reference to any period,  the interest expense of AMS and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of AMS and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of AMS and its Subsidiaries calculated on a consolidated basis as of such time, after appropriate deduction for any minority interests in Subsidiaries, in accordance with GAAP, excluding treasury stock and also excluding unrealized net losses and gains on assets held for sale pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115 and other accumulated comprehensive income pursuant to SFAS No. 133.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of AMS if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which AMS, Holdings or UWLIC is a member for state income tax purposes.

     "Consolidated  Total   Capitalization"   means  at  any  time  the  sum  of
Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, but excluding Contingent Obligations in respect of insurance policies issued in the ordinary course of business.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with AMS or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means an event described in Article VII.

     "EBITDA" means, for any period, for AMS and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss).

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar   Advance"  means  an  Advance  which  bears  interest  at  the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which LaSalle offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such Eurodollar Advance and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Reinsurance Agreements" is defined in Section 5.23.

     "Facility Termination Date" means March 24, 2005.

     "Federal Funds Effective Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

     "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) AMS's EBITDA for such period minus (ii) the sum of all amounts paid out as dividends or other dividend-like distributions by AMS or any Subsidiary to any Person other than AMS or one or more of its Subsidiaries during such period, to (b) the sum of (i) Consolidated Interest Expense for the period of four Fiscal Quarters ending on such date, plus (ii) required payments of principal of Consolidated Indebtedness made during such period, plus (iii) the sum of all amounts paid by AMS and its Subsidiaries under any Operating Lease during such period.

     "Floating Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating Rate, including without limitation each Swing Line Loan.

     "GAAP" shall mean generally accepted accounting principles in the United States of America.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commission and any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Guaranty Agreement" means that certain Guaranty Agreement dated as of the date hereof by Holdings in favor of the Agent and the Lenders, as the same may be amended, supplemented or modified from time to time.

     "Holdings" means American Medical Security Holdings, Inc., a Wisconsin corporation.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (f) Capitalized Lease Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, (i) Off-Balance Sheet Liabilities, (j) obligations for which such person is obligated pursuant to or in respect of a Sale and Leaseback Transaction, (k) Net Mark-to-Market Exposure of Rate Hedging Agreements and other Financial Contracts, and (l) other obligations for borrowed money or other financial accommodations which, in accordance with Agreement Accounting Principles or SAP, as applicable, would be shown as a liability on the consolidated balance sheet of such Person.

     "Initial Closing Date" means March 24, 2000.

     "Insurance Subsidiary" means any Subsidiary which is engaged in the insurance business.

     "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) AMS's EBITDA for such period minus (ii) the sum of all amounts paid out as dividends or other dividend-like distributions by AMS or any Subsidiary to any Person other than AMS or one or more of its Subsidiaries during such period to (b) Consolidated Interest Expense for the period of four Fiscal Quarters ending on such date.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by AMS pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month; provided, further, that during the period specified in the proviso in Section 2.9, each Interest Period shall be limited to a period of seven days. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (c) any deposit accounts and certificates of deposit owned by such Person; and (d) any structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LaSalle" means LaSalle Bank National Association in its individual capacity, and its successors.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement (including the Swing Line Lender) and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.20.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (a) Consolidated Indebtedness outstanding on such date to (b) Consolidated Total Capitalization on such date.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof) in the form of a Revolving Loan or a Swing Line Loan.

     "Loans" means the Revolving Loans and the Swing Line Loans.

     "Loan Documents" means this Agreement, any Notes issued pursuant to Section
2.11 or 2.16, the Guaranty Agreement, the Pledge Agreements and the other documents and agreements contemplated hereby and executed by AMS or Holdings in favor of the Agent or any Lender.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), operations, performance or prospects of AMS and its Subsidiaries taken as a whole, (b) the ability of AMS or Holdings to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Material Insurance Subsidiary" means an Insurance Subsidiary with a Statutory Capital and Surplus of greater than $5,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which AMS or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

     "Net Available Proceeds" means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or account receivable) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of equity securities of AMS or any Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of disposition or subsequent thereto, net, in either case, of all legal, tax and recording expenses, commissions and other fees and all costs and expenses incurred and, in the case of an Asset Disposition, net of all payments made by AMS or any Subsidiary on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must, by the terms of such Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements and other Financial Contracts. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming the Rate Hedging Agreement or Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming such Rate Hedging Agreement or Financial Contract were to be terminated as of that date).

     "Non-U.S. Lender" is defined in Section 3.5(d).

     "Non-Use Fee Rate" means, at any time, the percentage rate per annum at which non-use fees are accruing on the unused amount of the Aggregate Commitment at such time, determined by using the most recently calculated Leverage Ratio, as set forth below:


----------------------------- ----------------------------

          Leverage                      Non-Use
           Ratio                        Fee Rate

----------------------------- -----------------------------
     Greater than or equal
     to 0.30:1.0
     and less than 0.35:1.0              0.40%
----------------------------- -----------------------------
     Greater than or equal
     to 0.25:1.0
     and less than 0.30:1.0              0.35%
----------------------------- -----------------------------
     Greater than or equal
     to 0.25:1.0
     and less than 0.20:1.0              0.30%
----------------------------- -----------------------------
     Greater than or equal
     to 0.20:1.0                         0.25%
----------------------------- -----------------------------

The Non-Use Fee Rate shall be determined in accordance with the foregoing table based on the then most recent annual or quarterly consolidated financial statements of AMS and its Subsidiaries delivered pursuant to Section 6.1(a) or
(b). Notwithstanding the foregoing, until such time as AMS shall have achieved five consecutive quarters of profitability after and including the fourth quarter of 1999, the Non-Use Fee Rate shall be equal to 0.35%. Once AMS has achieved five consecutive quarters of profitability after and including the fourth quarter of 1999, adjustments, if any, to the Non-Use Fee Rate shall be effective five days after the Agent shall have received the applicable Financials. If AMS fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Non-Use Fee Rate shall be the highest Non-Use Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

     "Notes" means, collectively any Revolving Notes and Swing Line Notes then issued at the request of the applicable Lender.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of AMS to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents and any Rate Hedging Obligations or foreign exchange contracts of AMS owing to the Agent or any Lender.

     "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which does not create a liability on the balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding Operating Leases.

     "Operating Lease" means any lease or other agreement conveying the right to use of any personal property by AMS or any Subsidiary, as lessee, other than any Capitalized Lease, that consists of computers and peripherals, telephones and telephone systems and mainframe(s) and storage.

     "Other Taxes" is defined in Section 3.5(b).

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each calendar month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" means Liens described in Section 6.15, paragraphs (a) through (i).

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which AMS or any member of the Controlled Group may have any liability.

     "Pledge Agreements" means, collectively, (a) that certain Stock Pledge Agreement dated as of the date hereof between AMS and the Agent, and (b) that certain Stock Pledge Agreement dated as of the date hereof between Holdings and the Agent, as either may be amended, supplemented or modified from time to time.

     "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle). Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, as to any Lender, (a) at any time at which the Aggregate Commitment remains outstanding, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans (other than Swing Line Loans) divided by the aggregate principal amount of the outstanding Loans (other than Swing Line Loans) of all of the Lenders.

     "Purchasers" is defined in Section 12.3.1.

     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Replacement Lender" is defined in Section 3.7.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

     "Required Lenders" means, during all times when the Lenders are comprised of three (3) or fewer financial institutions, those Lenders in the aggregate having at least one hundred percent (100%) of the Aggregate Commitment and, during all times when the Lenders are comprised of four (4) or more financial institutions, those Lenders in the aggregate having at least fifty-one percent (51%) of the Aggregate Commitment; provided, however, that if the Aggregate Commitment has been terminated during any period when the Lenders are comprised of three (3) or fewer financial institutions, Required Lenders means Lenders in the aggregate holding at least seventy-five percent (75%) of the aggregate unpaid principal amount of the outstanding Revolving Loans and Swing Line Loans (less the amount of any Swing Line Loans as to which participating interests have been purchased by the Lenders pursuant to Section 2.12(d)), and provided, further, that if the Aggregate Commitment has been terminated during any period when the Lenders are comprised of four (4) or more financial institutions, Required Lenders means Lenders in the aggregate holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of the outstanding Revolving Loans and Swing Line Loans (less the amount of any Swing Line Loans as to which participating interests have been purchased by the Lenders pursuant to
Section 2.12(d)).

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Note" means any promissory note issued at the request of a Lender pursuant to Section 2.16 in the form of Exhibit C.

     "Revolving Loan" is defined in Section 2.1.

     "Risk Based Capital Act" means the Risk-Based Capital (RBC) for Life and/or Health Insurers Model Act as in effect as the date of this Agreement.

     "S&P" means Standard and Poor's Ratings Service, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in
Section 5.4(c) and (d).

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by AMS or any member of the Controlled Group for employees of AMS or any member of the Controlled Group.

     "Statutory Capital and Surplus" means, with respect to any Insurance Subsidiary at any time, the capital and surplus of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Column 1, Line 38 of the Annual Statement).

     "Statutory Net Income" means, with respect to any Insurance Subsidiary for any computation period, the net income earned by such Insurance Subsidiary during such period, as determined in accordance with SAP ("Summary of Operations" statement, Page 4, Column 1, Line 33 of the Annual Statement).

     "Statutory Surplus" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Column 1, Line 37 of the Annual Statement).

     "Subordinated Indebtedness" shall mean unsecured Indebtedness of AMS or any of its Subsidiaries which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of AMS.

     "Substantial Portion" means, with respect to the Property of any Person, Property which (a) represents more than 10% of the consolidated assets of such Person as would be shown in the consolidated financial statements of such Person as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net revenues or of the consolidated net income of such Person as reflected in the financial statements referred to in clause (a) above.

     "Swing Line Commitment" means, at any time, the commitment of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.11.

     "Swing Line Lender" means LaSalle, in its capacity as provider of the Swing Line Loans.

     "Swing Line Loan" means a Loan made by the Swing Line Lender.

     "Swing Line Note" means a promissory note in substantially the form of Exhibit D.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "UWLIC" means United Wisconsin Life Insurance Company, a Wisconsin life insurance company.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data, including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of AMS and its Subsidiaries and of AMS's and its Subsidiaries' material customers, suppliers and vendors.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. References herein to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. References herein to the Risk Based Capital Act shall be deemed to be references to such act as in effect on the date of this Agreement; provided, that the Agent, the Lenders and AMS agree to make mutually acceptable modifications to Section 6.19.6 hereof following the request by any thereof upon any modification to such act so as to equitably reflect such modifications in order that the criteria for evaluating the Insurance Subsidiaries will be the same after such modifications as if such modifications had not occurred. Each accounting term used herein which is not otherwise defined herein shall be defined in accordance with Agreement Accounting Principles unless otherwise specified.

     In the event that any changes in Agreement Accounting Principles and/or SAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then AMS, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in order that the criteria for evaluating AMS's financial condition will be the same after such changes as if such changes had not occurred.


                                   ARTICLE II
                                   THE CREDITS

     2.1. Commitment. (a) From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans (each such Loan, a "Revolving Loan") to AMS from time to time in amounts which, together with such Lender's Pro Rata Share of any outstanding Swing Line Loans, shall not exceed in the aggregate at any one time outstanding the amount of its

Commitment. Subject to the terms of this Agreement, AMS may borrow, repay and reborrow Revolving Loans and Swing Line Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

          (b) AMS hereby agrees that if at any time, as a result in reductions in the Aggregate Commitment pursuant to Section 2.8 or otherwise, the outstanding principal amount of the Loans exceeds the Aggregate Commitment, AMS shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

     2.2. Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by AMS on the Facility Termination Date.

     2.3. Ratable Loans. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by AMS in accordance with Sections 2.9 and 2.10.

     2.5. Non-Use Fee; Reductions in Aggregate Commitment. AMS agrees to pay to the Agent for the account of each Lender a non-use fee at a per annum rate equal to the Non-Use Fee Rate times such Lender's Pro Rata Share (as adjusted from time to time) of the daily average of the unused amount of the Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on the last day of each calendar quarter and on the Facility Termination Date. For purposes of calculating usage hereunder for any particular day, the Aggregate Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans on such day. AMS may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof) upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances and the outstanding Swing Line Loans. All accrued non-use fees shall be payable on the effective date of any termination or reduction of the obligations of the Lenders to make Loans hereunder.

     2.6. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); provided, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.7. Optional Principal Payments. AMS may from time to time pay, without penalty or premium, all outstanding Advances or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Advances upon two Business Days' prior notice to the Agent, subject, in the case of Eurodollar Advances, to the payment of any funding indemnification amounts required by Section 3.4 but otherwise without penalty or premium.

     2.8. Mandatory Commitment Reductions. (a) The Aggregate Commitment shall be automatically and permanently reduced to the following amounts on the following dates:

          Date           Availability Reduction             Aggregate Commitment

     March 24, 2001            $  5,000,000                      $40,000,000
     March 24, 2002            $  5,000,000                      $35,000,000
     March 24, 2003            $ 10,000,000                      $25,000,000
     March 24, 2004            $ 10,000,000                      $15,000,000
     March 24, 2005            $ 15,000,000                      $         0


          (b AMS shall make permanent reductions in the Aggregate Commitment in amounts equal to the following:

                    (i) within 30 days after the  receipt  thereof by AMS or any
               Subsidiary, an amount equal to 75% of the aggregate Net Available Proceeds realized upon all Asset Dispositions of $1,000,000 or greater in any Fiscal Year of AMS; provided, that no such prepayment or commitment reduction shall be required (A) if such amount is less than $1,000,000 in any Fiscal Year, or (B) as a result of any Asset Disposition permitted pursuant to Section 6.13(a), (b) or (c) ; and

                    (ii) within 30 days after the receipt  thereof by AMS or any of its Subsidiaries an amount equal to 75% of the Net Available Proceeds realized upon the sale by AMS or such Subsidiary of any of its equity securities (including the reissuance of any treasury stock).

          (c) Any reduction in the Aggregate Commitment pursuant to this Section
     2.8 or otherwise shall ratably reduce the Commitment of each Lender.

          (d) At no time shall the Swing Line Commitment exceed the Aggregate Commitment, and any reduction of the Aggregate Commitment which reduces the Aggregate Commitment below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Aggregate Commitment, as so reduced, without any action on the part of the Swing Line Lender. At no time shall the Swing Line Commitment exceed the Commitment of the Swing Line Lender, and any reduction of the Aggregate Commitment which reduces the Commitment of the Swing Line Lender below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Commitment of the Swing Line Lender, as so reduced, without any action on the part of the Swing Line Lender.

     2.9. Method of Selecting Types and Interest Periods for New Advances. AMS shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. AMS shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying

          (a) the Borrowing Date, which shall be a Business Day, of such Advance,

          (b)  the aggregate amount of such Advance,

          (c)  the Type of Advance selected, and

          (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to AMS at the Agent's aforesaid address.

     2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.10 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) AMS shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, AMS may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. AMS shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (a) the requested date of such conversion or continuation, which shall be a Business Day,

          (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

          (c) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11. The Swing Line Loans. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to AMS from time to time prior to the Facility Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 (the "Swing Line Commitment"); provided, that after giving effect to any such Swing Line Loan, the principal amount outstanding of all Revolving Loans and Swing Line Loans at such time would not exceed the Aggregate Commitment at such time; provided, further, that the principal amount outstanding of the Swing Line Loans and of the Swing Line Lender's Revolving Loans would not exceed the Swing Line Lender's Commitment. Prior to the Facility Termination Date, AMS may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Floating Rate and shall not be entitled to be converted into Loans that bear interest at any other rate. At the Swing Line Lender's request, the Swing Line Loans shall be evidenced by a Swing Line Note made payable thereto.

     2.12. Procedure for Swing Line Loans. (a) AMS may borrow under the Swing Line Commitment on any Business Day until the Facility Termination Date; provided, that AMS shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 11:00 a.m. (Chicago time)) specifying the amount of the requested Swing Line Loan, which shall be a minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to AMS in immediately available funds at the office of the Swing Line Lender by 1:00 p.m. (Chicago time) on the date of such notice. AMS may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 a.m. (Chicago time) on any Business Day of the date and amount of prepayment with a copy to the Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. If any Swing Line Loan shall remain outstanding at 11:00 a.m. (Chicago time) on the tenth (10th) day following the date of such Swing Line Loan and if by such time on such tenth (10th) day the Agent shall have received from AMS neither (i) a Borrowing Notice delivered by AMS pursuant to Section 2.9 requesting that Revolving Loans be made to AMS pursuant to Section 2.1 on such date in an amount at least equal to the principal amount of such Swing Line Loan nor (ii) any other notice satisfactory to the Agent indicating AMS's intent to repay with funds obtained from other sources such Swing Line Loan ("Swing Line Repayment Notice") on or before such tenth (10th) day, then on such tenth (10th) day the Swing Line Lender shall (and on any previous Business Day the Swing Line Lender in its sole discretion may) give notice of such Swing Line Loan to each Lender.

          (b) If any Swing Line Loan shall remain outstanding at 11:00 a.m. (Chicago time) on the thirtieth (30th) day following the date of such Swing Line Loan and if by such time on such thirtieth (30th) day the Agent shall not have received from AMS a Swing Line Repayment Notice with respect to such Swing Line Loan, have received from AMS neither (i) a Borrowing Notice delivered by AMS pursuant to Section 2.9 requesting that Revolving Loans be made to AMS pursuant to Section 2.1 on such date in an amount at least equal to the principal amount of such Swing Line Loan nor (ii) any other notice satisfactory to the Agent indicating AMS's intent to repay such Swing Line Loan on or before such thirtieth (30th) day with funds obtained from other sources, then on such thirtieth (30th) day the Swing Line Lender shall (and on any previous Business Day the Swing Line Lender in its sole discretion may), on behalf of AMS (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request the Agent to notify each Lender to make a Floating Rate Loan in an amount equal to such Lender's Pro Rata Share of
     (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan, and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given, subject, in any event, to each Lender's maximum Commitment and such Lender's Pro Rata Share of accrued and unpaid interest. Unless any of the events described in Section
     7.6 or 7.7 shall have occurred with respect to AMS (in which event the procedures of paragraph (d) of this Section 2.12 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Agent for the account of the Swing Line Lender in funds immediately available prior to 1:00 p.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. AMS shall pay to the Swing Line Lender, promptly following the Swing Line Lender's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

          (c) Notwithstanding anything herein to the contrary, the Swing Line Lender (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article IV have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 11:00 a.m. (Chicago time) on the date of such requested Swing Line Loan, it has received a written notice from the Agent or any Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in
     Article IV are not then satisfied.

          (d) If prior to the making of a Revolving  Loan required to be made by
     Section 2.12(b) a Default described in Section 7.6 or 7.7 shall have occurred and be continuing with respect to AMS, each Lender will, on the date such Revolving Loan was to have been made pursuant to the notice described in Section 2.12(b), purchase an undivided participating interest in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding, subject to such Lender's Commitment. Each Lender will immediately transfer to the Agent for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation, subject to each such Lender's maximum Commitment and such Lender's Pro Rata Share of accrued and unpaid interest.

          (e) Whenever, at any time after a Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for delivery to each Lender its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstaning and funded); provided, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for delivery to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

          (f) Other than each Lender's maximum Commitment and such Lender's Pro Rata Share of accrued and unpaid interest, each Lender's obligation to make the Revolving Loans referred to in Section 2.12(b) and to purchase participating interests pursuant to Section 2.12(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or AMS may have against the Swing Line Lender, AMS or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of AMS or any Subsidiary, (iv) any breach of this Agreement or any other Loan Document by AMS, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.13. Interest Rates and Changes in Rates, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon AMS's selections under Section 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.14. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to AMS (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to AMS (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Loan shall bear interest at the then applicable rate per annum in effect from time to time plus 2.00% per annum; provided, that during the continuance of a Default under Section 7.6 or 7.7, the interest rate set forth above shall be applicable to all Loans without any election or action on the part of the Agent or any Lender.

     2.15. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to AMS, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of AMS maintained with LaSalle for each payment of principal, interest and fees payable thereby as it becomes due hereunder.

     2.16. Noteless Agreement; Evidence of Indebtedness.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of AMS to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from AMS to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from AMS and each Lender's share thereof.

          (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of AMS to repay the Obligations in accordance with their terms.

          (d) Each Lender's Commitment for Revolving Loans shall be evidenced by a promissory note (a "Revolving Note"). In such event, AMS shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Revolving Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Revolving Note for cancellation and requests that such Revolving Loans once again be evidenced as described in paragraphs (a) and (b) above.

     2.17. Telephonic Notices. AMS hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds, and the Swing Line Lender to make Swing Line Loans, based in each case on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of AMS. AMS agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.18. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and non-use fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.19. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Floating Rate.

     2.20. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and AMS in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.21. Non-Receipt of Funds by the Agent. Unless AMS or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of AMS, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or AMS, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by AMS, the interest rate applicable to the relevant Loan.


                                   ARTICLE III
                             YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the Initial Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, AMS shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, AMS shall pay such Lender the amount necessary to compensate  for any  shortfall  in the rate of  return  on the  portion  of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided, that if any Lender fails to notify AMS within 180 days after it obtains actual knowledge of any event giving rise to the payment of additional amounts under this Section 3.2, then such Lender shall only be entitled to payment for additional amounts incurred from and after the date which is 180 days prior to the date that such Lender gives such notice. "Change" means (a) any change after the Initial Closing Date in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by AMS for any reason other than default by the Lenders, AMS will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. Taxes.

          (a) All payments by AMS to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If AMS shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be)

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


receives an amount equal to the sum it would have received had no such deductions been made, (ii) AMS shall make such deductions, (iii) AMS shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) AMS shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (b) In addition, AMS hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

          (c) AMS hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

          (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement,
     (i) deliver to each of AMS and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of AMS and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of AMS and the Agent
     (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by AMS or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises AMS and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (e) For any period during which a Non-U.S. Lender has failed to provide AMS with an appropriate form pursuant to clause (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided, that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, AMS shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to AMS (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of AMS to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to AMS (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on AMS in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by AMS of such written statement. The obligations of AMS under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. Substitution of Lender. Upon the receipt by AMS from any Lender (an "Affected Lender") of a claim for compensation under Section 3.1, 3.2 or 3.5 or a notice in accordance with Section 3.3 regarding the unavailability of a Type of Advance, AMS may: (a) request the Affected Lender to use commercially reasonable efforts to obtain a replacement bank or other entity satisfactory to AMS to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment at the face amount thereof (a "Replacement Lender"); (b) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (which request each such other Lender may decline or agree to in its sole discretion); or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause
(a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not unreasonably be withheld). Any transfer of Loans or Commitment pursuant to this Section shall be made in accordance with Section 12.3 and
Section 3.4, if applicable.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     4.1. Effectiveness. This Agreement shall not be effective unless AMS shall have furnished to the Agent with sufficient copies for the Lenders:

          (a) Good Standing Certificates. Copies of a certificate of existence (or its equivalent) for each of AMS, Holdings and UWLIC, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (b) Resolutions. Copies, certified by the Secretary or Assistant Secretary of each of AMS and Holdings of its Board of Directors' resolutions authorizing the transactions described herein and the entry into the Loan Documents to which AMS or Holdings, as applicable, is a party and identifying by name and title the Authorized Officers of AMS or Holdings authorized to sign the Loan Documents to which AMS or Holdings, as applicable, is a party, and, in respect of AMS, to make borrowings hereunder.

          (c) Secretary's Certificate. Incumbency certificates, executed by the Secretary or Assistant Secretary of each of AMS and Holdings, which shall identify by name and title and bear the signatures of the Authorized Officers identified in the resolutions of AMS or Holdings, respectively, upon which certificates the Agent and the Lenders shall be entitled to rely until informed of any change in writing by AMS.

          (d) Officer's Certificate. A certificate, dated the date of this Agreement, signed by an Authorized Officer of AMS, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of the Loans hereunder, the execution and delivery of the Guaranty Agreement and the Pledge Agreements and the consummation of the other transactions contemplated hereby and by the other Loan Documents (collectively, the "Closing Transactions")) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or the consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect, is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or AMS or Holdings, as applicable, have obtained effective relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) each of the representations and warranties set forth in
     Article V of this Agreement is true and correct on and as of such date; (v) since the date of the most recent Financial Statements (as hereinafter defined) delivered to Agent, no event or change has occurred that has caused or evidences a Material Adverse Effect; and (vi) the financial and other information disclosed in AMS's 1999 year-end 10k financial statements is not materially different than the information disclosed in AMS's press release dated February 11, 2000, regarding such year-end information and numbers.

          (e) Legal Opinion. A written opinion of Quarles & Brady, counsel to AMS and the Guarantors, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

          (f) Letters of Direction. Written money transfer instructions with respect to the Loans in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (g) Credit Agreement. Executed originals of this Agreement in form and substance satisfactory to the Lenders.

          (h) Notes. Executed originals of such Notes as may be requested by a Lender pursuant to Section 2.11 or 2.16 payable to the order of each such requesting Lender.

          (i) Guaranty Agreement. An executed original of the Guaranty Agreement in form and substance satisfactory to the Lenders.

          (j) Pledge Agreements. Executed originals of the Pledge Agreements in form and substance satisfactory to the Lenders together with:

               (1) all of the pledged securities referred to therein, endorsed in blank or together with undated stock powers executed in blank, as appropriate;

               (2) all regulatory approvals required in connection with the initial pledge of the stock of each Material i Insurance Subsidiary shall have been obtained and remain in full force and effect; and

               (3) evidence that all other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the security interests purported to be created by the Pledge Agreements have been taken or will be taken promptly after the Initial Closing Date.

          (k) Other Loan Documents. Executed originals of such other Loan Documents in form and substance satisfactory to the Lenders, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto, also in form and substance satisfactory to the Lenders.

          (l) Solvency Certificate. A written solvency certificate from the chief financial officer of AMS in form and content satisfactory to the Agent, dated the date of this Agreement, with respect to the value, solvency and other factual information of, or relating to, as the case may be, AMS and its Subsidiaries, taken as a whole, both before and after giving effect to the Closing Transactions.

          (m) Regulatory Matters. Receipt of any required regulatory approvals from any Governmental Authority with respect to the Closing Transactions.

          (n) Indebtedness. On the Initial Closing Date and after giving effect to the consummation of the transactions described herein, the only Indebtedness of AMS and its Subsidiaries shall consist of (a) the Obligations incurred pursuant to the Loan Documents and (b) Indebtedness reflected on Schedule 5.28 (other than Indebtedness in a principal amount not exceeding $50,000 for a single item of Indebtedness and $100,000 in the aggregate for all such Indebtedness listed).

          (o) Payment of Fees and Expenses. All costs, fees and expenses (including, without limitation, reasonable legal fees and expenses), and all other compensation contemplated by this Agreement or the other Loan Documents, due to the Agent shall have been paid to the extent due.

          (p) Insurance. The Agent shall have received evidence of insurance complying with the terms hereof for the business and properties of AMS and its Subsidiaries, in form and substance reasonably satisfactory to the Agent.

          (q) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested including information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of AMS and its Subsidiaries.

     4.2. Each Advance and Swing Line Loan. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and the Swing Line Lender shall not be required to make any Swing Line Loan, unless on the applicable Borrowing Date:

          (a) There exists no Default or Unmatured Default.

          (b) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          (c) All legal matters incident to the making of such Advance or Swing Line Loan shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance and each request for a Swing Line Loan shall constitute a representation and warranty by AMS that the conditions contained in Section 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to making an Advance.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     AMS represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions:

     5.1. Existence and Standing. Each of AMS and each Subsidiary is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed or authorized could not reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity. Each of AMS and Holdings has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by AMS and Holdings of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each such Person is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by any of AMS or Holdings of the Loan Documents to which it is a party, the consummation of the Closing Transactions nor compliance with the provisions of the Loan Documents will, or at the relevant time did, violate (a) any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on AMS or any of its Subsidiaries, (b) AMS's or any of its Subsidiaries' articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which AMS or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of AMS or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.3 hereto, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, or any other Person (including without limitation the stockholders of any Person) is required to be obtained by AMS or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by AMS of the Obligations, the execution and delivery of the Guaranty Agreement and the Pledge Agreements or the legality, validity, binding effect or enforceability of any of the Loan Documents or the consummation of any of the Closing Transactions.

     5.4. Financial Statements. AMS has heretofore furnished to the Agent and each of the Lenders (a) the December 31, 1998 audited consolidated financial statements of AMS and its Subsidiaries, (b) the unaudited consolidated financial statements of AMS and its Subsidiaries through September 30, 1999, (c) the December 31, 1998 audited Annual Statement of each Material Insurance Subsidiary and (d) the September 30, 1999 Quarterly Statement of each Material Insurance Subsidiary (collectively, the "Financial Statements"). Each of the Financial
Statements was prepared in accordance with GAAP or statutory accounting practices, as applicable, and (in the case of the Financial Statements prepared in accordance with GAAP) fairly presents the consolidated financial condition and operations of AMS and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.5. Material Adverse Change. Since September 30, 1999, there has been no change in the business, Property, prospects, performance, condition (financial or otherwise) or operations of AMS and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes. AMS and each of its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by AMS or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or SAP, as applicable, and as to which no Lien exists. The United States income tax returns of AMS and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1987. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of AMS and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles or SAP, as applicable.

     5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting AMS or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans or the consummation of any other Closing Transaction. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, none of AMS or any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the Financial Statements.

     5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of AMS as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by AMS or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $250,000. Neither AMS nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither AMS nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information. No information, exhibit or report furnished by AMS or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Federal Reserve Regulations. Neither AMS nor any of its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of AMS and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

     5.12. Material Agreements. Neither AMS nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither AMS nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing any Material Indebtedness.

     5.13. Compliance With Laws. AMS and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. On the date of this Agreement, AMS and its Subsidiaries have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in AMS's most recent consolidated financial statements provided to the Agent as owned by AMS and its Subsidiaries.

     5.15. Plan Assets; Prohibited Transactions. AMS is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

     5.16. Environmental Matters. In the ordinary course of its business, the officers of AMS consider the effect of Environmental Laws on the business of AMS and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to AMS due to Environmental Laws. On the basis of this consideration, AMS has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither AMS nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act. Neither AMS nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. Public Utility Holding Company Act. Neither AMS nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. Insurance. AMS and its Subsidiaries maintain insurance on their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice.

     5.20. Solvency. Immediately after the consummation of the Closing Transactions and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of AMS and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of AMS and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the assets of AMS and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of AMS and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) AMS and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) AMS and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     5.21. Year 2000. AMS has made a full and complete assessment of the Year 2000 Issues. Based on such assessment, AMS does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     5.22. Insurance Licenses. Schedule 5.22 hereto lists the jurisdiction of domicile of each Material Insurance Subsidiary, the line or lines of insurance in which each Material Insurance Subsidiary is engaged and the jurisdictions in which each Material Insurance Subsidiary holds a License and is authorized to transact insurance business, in each case as of the date of this Agreement. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To AMS's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. To AMS's knowledge, no Material Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on Schedule 5.22.

     5.23. Reinsurance. Schedule 5.23 lists all ceded or assumed reinsurance agreements to which any Material Insurance Subsidiary is, as of the date of this Agreement, a party, which are currently in force, and under which there is liability by either party to the agreement (collectively, the "Existing Reinsurance Agreements"). Each of the Existing Reinsurance Agreements is in full force and effect, is valid and binding in all material respects in accordance with its terms, and, as of the date hereof, no Material Insurance Subsidiary has, to AMS's knowledge, received notice (other than provisional notices of cancellation received in the ordinary course of business) that any other party to an in-force Existing Reinsurance Agreement will cancel or not renew such agreement, which cancellation or nonrenewal could reasonably be expected to have a Material Adverse Effect. AMS has no knowledge as of the date hereof that any amount recoverable by any Material Insurance Subsidiary pursuant to any Existing Reinsurance Agreement is not fully collectible in due course. To the knowledge of AMS, no Material Insurance Subsidiary is in default in any material respect as to any Existing Reinsurance Agreement. Except as disclosed in Schedule 5.23, each Material Insurance Subsidiary is entitled to take full credit in its statutory financial statements for ceded reinsurance under the Existing Reinsurance Agreements pursuant to applicable insurance laws. Except as disclosed in Schedule 5.23, there is no claim under any Existing Reinsurance Agreement in excess of $100,000 which is disputed by any other party to such agreement.

     5.24. Reserves. Except as set forth on Schedule 5.24, each reserve and other material liability amount in respect of the insurance business, including, without limitation, material reserve and other material liability amounts in respect of insurance policies of each Material Insurance Subsidiary, established or reflected in the SAP Financial Statements for the year ended December 31, 1998 of such Material Insurance Subsidiary, was determined in accordance with generally accepted actuarial standards consistently applied, was fairly stated in accordance with sound actuarial principles and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Material Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum Statutory Capital and Surplus as required by the insurance laws, rules and regulations of its state of domicile.

     5.25. UWLIC Capital and Surplus. As of the date of this Agreement, UWLIC has a Statutory Capital and Surplus of at least $140,000,000.

     5.26. Defaults. No Default or Unmatured Default has occurred and is continuing.

     5.27. Certain Fees. No broker's or finder's fee or commission was, is or will be payable by AMS or any Subsidiary with respect to any of the transactions contemplated by this Agreement or any other Closing Transaction. AMS hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by AMS or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement or any other Closing Transaction and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by AMS or any Subsidiary for any other services rendered to AMS or any Subsidiary ancillary to any of the transactions contemplated by this Agreement or any other Closing Transaction.

     5.28. Indebtedness. Attached hereto as Schedule 5.28 is a complete and correct list of all Indebtedness of AMS and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $50,000 for a single item of Indebtedness and $100,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the Closing Transactions.

     5.29. Employee Controversies. There are no strikes, work stoppages or controversies pending or threatened between AMS or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.30. Dividends. No Insurance Subsidiary is subject to any regulatory prohibition regarding the declaration or payment of dividends that is not generally applicable to all insurance companies which are domiciled in the same jurisdiction and are engaged in the same line of business as such Insurance Subsidiary.

     5.31. Security. Each Pledge Agreement is effective to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid and perfected first priority Lien upon and security interest in the capital stock pledged thereunder, which is enforceable in accordance with the terms of such Pledge Agreement.


                                   ARTICLE VI
                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1.  Financial  Reporting.   AMS  will  maintain,   for  itself  and  each
Subsidiary, a system of accounting established and administered in accordance with GAAP, consistently applied, and furnish to the Lenders:

          (a) As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by AMS's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by (i) any management letter prepared by said accountants, (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and
     (iii) a letter from said accountants addressed to the Lenders acknowledging that the Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance.

          (b) As soon as practicable and in any event within 60 days after the close of each Fiscal Quarter, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with Agreement Accounting Principles and certified by its chief financial officer.

          (c) (i) Upon the earlier of (A) fifteen days after the regulatory filing date or (B) March 15 of each Fiscal Year of each Material Insurance Subsidiary, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, certified by the chief financial officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with

     SAP consistently applied throughout the periods reflected therein and (ii) no later than each June 15, copies of annual financial statements of such Material Insurance Subsidiary, prepared in accordance with SAP, audited and certified by independent certified public accountants of recognized national standing.

          (d) Upon the earlier of (i) ten (10) days after the regulatory filing date or (ii) 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Material Insurance Subsidiary, copies of the Quarterly Statement of each of the Material Insurance Subsidiaries, certified by the chief financial officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

          (e) Promptly and in any event within ten days after (i) learning thereof, notification of any changes after the date hereof in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary and (ii) receipt thereof, copies of any ratings analysis by A.M. Best & Co. relating to any Insurance Subsidiary.

          (f) As soon as available and in any event within 90 days after the close of each Fiscal Year, a "Statement of Actuarial Opinion" and "Management Discussion and Analysis" including review of year-end loss reserves for each Material Insurance Company (prepared in accordance with
     SAP) for such Fiscal Year by an actuary reasonably acceptable to Agent (who may be an employee of American Medical Security, Inc.) as filed with the applicable regulatory insurance authority in compliance with the requirements thereof (or a report containing equivalent information for any Material Insurance Company not so required to file the foregoing with the applicable regulatory insurance authority).

          (g) Copies of any other actuarial certificates prepared with respect to any Material Insurance Subsidiary, promptly after the receipt thereof.

          (h) As soon as available, but in any event within 90 days after the beginning of each Fiscal Year of AMS, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of AMS and its Subsidiaries for such Fiscal Year.

          (i) Together with the financial statements required by clauses (a) and
     (b) above, a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (j) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

          (k) As soon as possible and in any event within 10 days after AMS knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of AMS, describing said Reportable Event and the action proposed to be taken with respect thereto, and as soon as possible and in any event within ten (10) days after learning thereof, notification of any Lien imposed by the PBGC or the IRS on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which, together with all such Liens, relates to liabilities in excess of ten percent of the net worth (determined according to GAAP and without reduction for any reserve for such liabilities) of AMS and its Subsidiaries.

          (l) As soon as possible and in any event within 10 days after receipt by AMS or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that AMS or any of its Subsidiaries is or may be liable to any Person as a result of the release by AMS, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by AMS or any of its Subsidiaries which could, in the case of either clause (i) or
     (ii), reasonably be expected to have a Material Adverse Effect.

          (m) Promptly upon the furnishing thereof to the shareholders of AMS copies of all financial statements, reports and proxy statements so furnished.

          (n) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which AMS or any of its Subsidiaries files with the Securities and Exchange Commission, the National Association of Securities Dealers, any securities exchange, the NAIC or any insurance commission or department or analogous Governmental Authority (including without limitation, any filing made by AMS or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority (such routine or non-material filings to include, but not be limited to, (i) new or renewal applications for licensure as a third party administrator, managing general agent, agent, agency, adjuster, multiple employer trust, multiple employer welfare arrangement, managed care organization, utilization review agent or any related filing, (ii) Form B or Form C filings, (iii) Form D filings made in the ordinary course of business, (iv) applications for a Certificate of Authority to act as a foreign life, health or accident insurer, (v) Secretary of State or County Clerk filings, or (vi) State Department of Commerce or Department of Financial Institution filings including but not limited to UCC filings or renewals.

          (o) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by AMS or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding (or all such assessments, demands, notices, Liens and judicial proceedings, in the aggregate) relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of AMS and its Subsidiaries taken as a whole.

          (p) Such other information (including, without limitation, the annual Best's Advance Report Service report prepared with respect to each Insurance Subsidiary rated by A.M. Best & Co.) as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds. AMS will, and will cause each Subsidiary to, use the proceeds of the Loans to meet the general corporate needs of AMS and its Subsidiaries and to repay in full the outstanding Indebtedness of AMS and its Subsidiaries, and each of them, other than the Indebtedness reflected on
Schedule 5.28 (or Indebtedness in a principal amount not exceeding $50,000 for a single item of Indebtedness and $100,000 in the aggregate for all such Indebtedness) and approved by Agent. AMS will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) or to finance the Purchase of any Person which has not been approved and recommended by the Board of Directors (or functional equivalent thereof) of such Person.

     6.3. Notice of Default. AMS will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), relating specifically to AMS or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.

     6.4. Conduct of Business. AMS will, and will cause each Subsidiary to, (a) carry on and conduct its business only in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) with respect to each Insurance Subsidiary, only engage in the life, accident and health insurance business, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation  and its  jurisdiction  of domicile  and  maintain  all  requisite authority to conduct its business in each other jurisdiction in which its business is conducted, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, that any Insurance Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by such Insurance Subsidiary's Board of Directors to be in the best interest of such Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect. No Material Insurance Subsidiary shall change its state of domicile or incorporation without the prior written consent of the Required Lenders, which shall not unreasonably be withheld or delayed. Each Wholly-Owned Subsidiary in existence as of the date of this Agreement shall continue to be a Wholly-Owned Subsidiary; provided, that all of the capital stock of any
Subsidiary  (other  than  UWLIC) may be sold in  compliance  with  Section  6.13 hereof.

     6.5. Taxes. AMS will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. Insurance. AMS will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and AMS will furnish to the Agent or any Lender upon request full information as to the insurance carried.

     6.7. Compliance with Laws. AMS will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties. AMS will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection. AMS will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of AMS and its Subsidiaries, to examine and make copies of the books of accounts and other financial records of AMS and its Subsidiaries, and to discuss the affairs, finances and accounts of AMS and its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate; provided, that so long as no Default or Unmatured Default has occurred and is continuing, the Agent and the Lenders shall provide advance notice of any inspection or examination. AMS will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

     6.10. Dividends. AMS will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends to a Wholly-Owned Subsidiary or to AMS, and (ii) AMS may repurchase its outstanding stock, provided that any such repurchases after the date hereof shall not exceed $7,200,000 in the aggregate.

     6.11. Indebtedness. AMS will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (a) the Loans;

          (b) Indebtedness existing on the Initial Closing Date and described in
     Schedule 5.28 and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to AMS, any Subsidiary, the Agent or any Lender than the terms of the Indebtedness being refinanced, amended or modified;

          (c) Indebtedness arising under Rate Hedging Agreements related to the Loans;

          (d) Contingent Obligations permitted pursuant to Section 6.18(a), (b),
     (c) or (d);

          (e) Indebtedness owing by AMS to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to AMS or any other Wholly-Owned Subsidiary, to the extent such Indebtedness constitutes an Investment permitted under Section 6.14;

          (f) additional Indebtedness including Capitalized Leases with an aggregate principal outstanding not in excess of $7,000,000, of which not more than $2,500,000 may consist of obligations for borrowed money; and

          (g) Subordinated Indebtedness.

     6.12. Merger. AMS will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into Holdings or a Wholly-Owned Subsidiary, (b) Holdings may merge into AMS and (c) AMS may merge or consolidate with another Person so long as (i) the surviving or successor corporation is organized under the laws of any state of the United States and assumes the Obligations by written instrument acceptable in form and substance to the Agent and each Lender, (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto

(determined with respect to the covenants set forth in Section 6.19 on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available) and AMS delivers pro forma financial statements, reasonably satisfactory to Agent and Lenders, for the next four
Fiscal Quarters demonstrating such compliance, and (iii) unless AMS is the surviving corporation, each Lender has given its prior written consent to such transaction, which consent shall not unreasonably be withheld.

     6.13. Sale of Assets. AMS will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

          (a) sales of Investments in the ordinary course of business by Insurance Subsidiaries;

          (b) leases, sales or other dispositions by AMS to any Wholly-Owned Subsidiary or by any Subsidiary to AMS or any Wholly-Owned Subsidiary to the extent permitted under Section 6.14;

          (c) sales and other dispositions of obsolete equipment in the ordinary course of business to the extent the proceeds thereof are used to replace such disposed equipment; and

          (d) leases, sales or other dispositions of its Property that, together with all other Property of AMS and its Subsidiaries previously leased, sold or disposed of (other than Investments sold in the ordinary course of business by Insurance Subsidiaries) as permitted by this Section 6.13(d) since the Initial Closing Date, do not constitute a Substantial Portion of the Property of AMS and its Subsidiaries.

     6.14. Investments and Acquisitions. (a) AMS will not, nor will it permit any Subsidiary which is not an Insurance Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

               (i) Cash and Cash Equivalent Investments;

               (ii) Investments in existence on the Initial Closing Date (including Investments in Subsidiaries) and, to the extent they consist of loans, refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to AMS, any Subsidiary, the Agent or any Lender than the terms of the Investment being refinanced, amended or modified;

               (iii) Other Investments in Subsidiaries in existence as of the Initial Closing Date so long as no Default or Unmatured Default has occurred and is continuing either before or after giving effect thereto (determined, in respect of the covenants set forth in

          Section 6.19, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available);

               (iv) Acquisitions of businesses or entities engaged in the life, accident and health insurance business which do not constitute hostile takeovers, that maintain a rating by A.M. Best & Co. of B++ or better (and Investments in Subsidiaries formed to acquire such businesses or acquired after the date of this Agreement), and, if an acquisition of stock, the outstanding stock of which is pledged to Agent on behalf of the Lenders upon Agent's request (subject to obtaining regulatory approval for any such pledge that AMS shall use its commercially reasonable efforts to obtain), and made (A) for consideration consisting of AMS's capital stock not to exceed $75,000,000 in the aggregate after the Initial Closing Date (measured by reference to the market value of such stock as of the consummation of such Acquisition) or (B) for other types of consideration not to exceed (x) $15,000,000 in the aggregate after the Initial Closing Date (including the amount of any consideration other than AMS's capital stock paid in connection with Acquisitions made pursuant to clause (A)), less (y) the aggregate consideration paid in respect of any Acquisitions made pursuant to
          Section 6.14(b)(vi); and

               (v) Up to $5,000,000 in the aggregate at any time outstanding of other Investments which do not constitute Acquisitions.

          (b) AMS will not permit any Insurance Subsidiary to make or suffer to exist any Investments (including, without limitation, loans and advances to and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i)      Cash and Cash Equivalent Investments;

                  (ii) Investments in debt securities rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; provided, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements (A) shall cease to be permitted hereby if then permitted by Section 6.14(b)(iii) and (B) if not then permitted by Section 6.14(b)(iii) shall remain permitted hereby until the earlier of the time it is permitted under Section 6.14(b)(iii) and the date which is 30 days after the date on which such rating requirement is no longer met;

                  (iii) Other Investments of a quality acceptable to the insurance commissioner in the respective domiciliary state of such Insurance Subsidiary not otherwise permitted under this Section 6.14(b); provided, that such Investments of (A) each such Insurance Subsidiary that is a Material Insurance Subsidiary do not exceed, in the aggregate at any one time outstanding, 20% of the Statutory Capital and Surplus of such Material Insurance Subsidiary or (B) all other Insurance Subsidiaries as a group, if such other Insurance Subsidiaries have an aggregate Statutory Capital and Surplus in excess of $5,000,000, do not exceed 20% of such aggregate Statutory Capital and Surplus;

               (iv) Existing Investments in Subsidiaries and other Investments in existence on the Initial Closing Date and, to the extent they consist of loans, refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise or terms and conditions no less favorable to AMS, any Subsidiary, the Agent or any Lender than the terms of the Investment being refinanced, amended or modified; and

                  (v) Acquisitions of blocks of life, accident or health insurance business through assumptive reinsurance, coinsurance or indemnity reinsurance, so long as the only consideration paid in connection therewith consists of (A) premium sharing and (B) payments of up to $5,000,000 in the aggregate after the date hereof.

                  (vi) Acquisitions of businesses or entities engaged in the life, accident and health insurance business which do not constitute hostile takeovers, that maintain a rating by A.M. Best & Co. of B++ or better (and Investments in Subsidiaries formed to acquire such businesses or acquired after the date of this Agreement), and, if an acquisition of stock, the outstanding stock of which is pledged to Agent on behalf of the Lenders upon Agent's request (subject to obtaining regulatory approval for any such pledge that AMS shall use its commercially reasonable efforts to obtain), and made after the Initial Closing Date for an aggregate consideration not to exceed (A) $15,000,000 (including the amount of any consideration paid in connection with reinsurance transactions permitted pursuant to Section 6.14(b)(v)), less (B) the aggregate consideration paid in respect of any Acquisitions made pursuant to Section 6.14(a)(iv)(B).

     6.15. Liens. AMS will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any lien or encumbrance in, of or on the Property of AMS or any of its Subsidiaries, except the following Permitted Liens:

          (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles or SAP, as applicable, shall have been set aside on its books;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (c)  Liens  arising  out  of  pledges  or  deposits   under   worker's
     compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of AMS or its Subsidiaries;

          (e) Deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policy holders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

          (f) Liens  existing  on the  Initial  Closing  Date and  described  in
     Schedule 6.15;

          (g) Liens securing the Indebtedness described in Section 6.11(f), so long as such Liens extend only to the equipment leased thereunder;

          (h) other Liens securing Indebtedness or obligations in an aggregate principal amount not in excess of $2,500,000 at any one time outstanding; and

          (i) Liens created by the Loan Documents in favor of Agent for the benefit of the Lenders.

     6.16. Affiliates. AMS will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of AMS's or such Subsidiary's business and upon fair and reasonable terms no less favorable to AMS or such Subsidiary than AMS or such Subsidiary would obtain in a comparable arms-length transaction.

     6.17. Other Indebtedness. AMS will not, nor will it permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date due (other than the Loans) while a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined, in respect of the covenants set forth in Section 6.19, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available).

     6.18. Contingent Obligations. AMS will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) the Contingent Obligations described on Schedule 6.18,
(b) Contingent Obligations in respect of insurance contracts or policies issued in the ordinary course of business, (c) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business, (d) Contingent Obligations in respect of the Indebtedness described in
Section 6.11(f), and (e) Contingent Obligations permitted under Section 6.11(g).

     6.19. Financial Covenants.

          6.19.1. Fixed Charge Coverage Ratio. AMS will not permit its Fixed Charge Coverage Ratio, determined as of the end of each Fiscal Quarter for the period of four Fiscal Quarters ending on such date, to be less than (a)
     1.75 to 1.0 from  January 1, 2000 through  March 31, 2000,  (b) 1.75 to 1.0 from April 1, 2000 through June 30, 2000, (c) 2.5 to 1.0 from July 1, 2000 through September 30, 2000, (d) 3.0 to 1.0 from October 1, 2000 through December 31, 2000, (e) 3.0 to 1.0 from January 1, 2001, through December 31, 2001, and (f) 3.25 to 1.0 from January 1 through December 31 of each year thereafter; provided, however, there shall be excluded from the calculation of EBITDA within the Fixed Charge Coverage Ratio the one-time charges relating to the pre-tax reserve strengthening in the second and third quarter of 1999 and the pre-tax premium deficiency reserve in the third quarter of 1999 for AMS and its Subsidiaries and also the balloon payment due in the year 2004 on the loan made by M&I Marshall & Ilsley Bank that is secured by the real property of AMS and its Subsidiaries located at 3100 AMS Boulevard, Green Bay, Wisconsin 54313.

          6.19.2. Interest Coverage Ratio. AMS will not permit its Interest Coverage Ratio, determined as of the end of each Fiscal Quarter for the period of four Fiscal Quarters ending on such date, to be less than (a) 4.0 to 1.0 from January 1, 2000 through March 31, 2000, (b) 4.0 to 1.0 from April 1, 2000 through June 30, 2000, (c) 5.0 to 1.0 from July 1, 2000 through September 30, 2000, (d) 6.0 to 1.0 from October 1, 2000 through December 31, 2000, and (e) 6.0 to 1.0 from January 1 through December 31 of each year thereafter; provided, however, there shall be excluded from the calculation of EBITDA within the Interest Coverage Ratio the one-time charges relating to the pre-tax reserve strengthening in the second and third quarter of 1999 and the pre-tax premium deficiency reserve in the third quarter of 1999 for AMS and its Subsidiaries.

          6.19.3. Leverage Ratio. AMS will not permit its Leverage Ratio, determined as of the end of each of Fiscal Quarter, to be greater than 0.35 to 1.0.

          6.19.4. Consolidated Net Worth. AMS will at all times maintain a Consolidated Net Worth of not less than the sum of (a) $200,000,000, plus
     (b) 50% of the positive Consolidated Net Income earned by AMS in each Fiscal Quarter ending after September 30, 1999 and on or prior to the date of determination (excluding changes in unrealized gain/loss), plus (c) 25% of the Net Available Proceeds received by AMS or any Subsidiary from the issuance of equity securities after September 30, 1999.

          6.19.5. Statutory Capital and Surplus. AMS will at all times cause UWLIC to maintain a Statutory Capital and Surplus of not less than the sum of (a) $140,000,000, plus (b) 50% of the positive Statutory Net Income earned by UWLIC in each Fiscal Quarter ending after September 30, 1999 and on or prior to the date of determination (excluding changes in unrealized gain/loss).

          6.19.6. Risk-Based Capital. At all times after the date hereof, AMS will cause each Material Insurance Subsidiary to maintain a ratio of (a) Total Adjusted Capital (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the Company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 175%. AMS shall also provide the Lenders with copies of the IRIS ratio calculations for each Material Insurance Subsidiary by March 31 of each year.

     6.20. Year 2000. AMS will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, AMS will provide a description of any outstanding Year 2000 Issues that may have arisen together with any updates or progress reports with respect thereto.

     6.21. Reinsurance. AMS will not permit any Insurance Subsidiary to (a) enter into bulk reinsurance arrangements, including without limitation any bulk financial reinsurance arrangements, or (b) enter into any other (or renew, extend or materially modify any existing) reinsurance arrangements except in the ordinary course of business (i) with reinsurers rated at least "A-" (at the time such reinsurance arrangements are entered into) by A.M. Best & Co. or its equivalent by another reputable rating agency or reinsurers whose obligations to the Insurance Subsidiaries are secured by letters of credit or other collateral reasonably acceptable to the Required Lenders or (ii) with other reinsurers so long as the aggregate corresponding credits to reserves (page 3, lines 1, 2, 3 and 4 of the Annual Statement) of all Insurance Subsidiaries in respect of reinsurance arrangements with all such other reinsurers does not exceed 3% of the aggregate of such reserves of all Insurance Subsidiaries; provided, that notwithstanding the foregoing, any Insurance Subsidiary may enter into any reinsurance arrangement in order to effect the Acquisition of a block of insurance business which is permitted under Section 6.14(b)(v).

     6.22. Tax Consolidation. Neither AMS nor any Subsidiary will (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than AMS and its Subsidiaries or (b) enter into any tax sharing agreement or similar arrangement other than a tax sharing agreement among AMS and its Subsidiaries.

     6.23. ERISA Compliance. With respect to any Plan, neither AMS nor any Subsidiary shall or shall permit any other member of the Controlled Group to:

          (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $250,000 for all Plans in the aggregate could reasonably be expected to be imposed;

          (b) permit an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $250,000 for all Plans in the aggregate to be incurred whether or not waived, or permit any Unfunded Liability which could reasonably be expected to have a Material Adverse Effect;

          (c) permit the occurrence of any Reportable Event which could reasonably be expected to result in liability (i) to AMS or any Subsidiary in excess of $250,000 for all Plans in the aggregate or (ii) to any other member of the Controlled Group in an amount which could reasonably be expected to have a Material Adverse Effect;

          (d) fail to make any contribution or payment to any Multiemployer Plan which any member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could result in a liability (i) of AMS or any Subsidiary in excess of $250,000 for all Plans in the aggregate or (ii) of any other member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect; or

          (e) permit the establishment or amendment of any Plan or cause or permit any Plan to fail to comply with the applicable provisions of ERISA and the Code, which establishment, amendment or failure could reasonably be expected to result in liability to any member of the Controlled Group which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.24. Environmental Matters. AMS shall, and shall cause each of its Subsidiaries to, (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or release of any hazardous or toxic materials on, under or about any real property owned, leased or operated by AMS or any of its Subsidiaries.

     6.25. Change in Corporate Structure; Fiscal Year. AMS shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that AMS shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

     6.26. Inconsistent Agreements. AMS shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the extension of the Guaranty Agreement, the continuation of the Pledge Agreements, the amending of the Loan Documents, or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to AMS or (iii) repay loans or advances from AMS or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by AMS or Holdings of any of its obligations under any Loan Document.

     6.27. Capital Expenditures. AMS will not, nor will it permit any Subsidiary to, expend, or be committed to expend for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) in excess of $10,000,000 in any Fiscal Year; provided, that any amount not used in any Fiscal Year may be used in the next succeeding Fiscal Year; provided, further, that permitted Capital Expenditures for each Fiscal Year shall first be applied in such Fiscal Year to that year's permitted amount and then to any amount carried over from the prior Fiscal Year.

     6.28. A.M. Best Rating. UWLIC shall at all times maintain an A.M. Best rating of at least B++.


                                   ARTICLE VII
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of AMS or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any non-use fee or other obligations under any of the Loan Documents when due.

     7.3.  The breach by AMS of any of the terms or  provisions  of Section 6.1,
Section 6.2 or Sections 6.10 through 6.27.

     7.4. The breach by AMS (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within twenty (20) days after the earlier of (i) the receipt by AMS of notice thereof from Agent or any Lender or (ii) having obtained knowledge thereof.

     7.5. Failure of AMS or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $1,500,000 ("Material Indebtedness"); or the default by AMS or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of AMS or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or AMS or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. AMS or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of AMS or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for AMS or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(a) shall be instituted against AMS or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of AMS or any of its Subsidiaries which, when taken together with all other Property of AMS and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. AMS or any of its Subsidiaries shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $500,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $250,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. Any Change in Control shall occur.

     7.12. Nonpayment by AMS of any Rate Hedging Obligation owed to any Lender when due or the breach by AMS of any term, provision or condition contained in any agreement, device or arrangement giving rise to any such Rate Hedging Obligation.

     7.13 Any License of any Material Insurance Subsidiary issued in its state of domicile or in a state in which its earned premiums in the prior Fiscal Year constituted 2% or more of its aggregate earned premiums in such period (a) shall be revoked by the Governmental Authority which issued such License, or any formal action (administrative or judicial) to revoke such License shall have been commenced against such Material Insurance Subsidiary and shall not have been  dismissed  within 30 days  after the  commencement  thereof,  (b) shall be suspended by such  Governmental  Authority  for a period in excess of 30 days or
(c) shall not be reissued or
renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Material Insurance Subsidiary.

     7.14 Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $500,000 in any single instance or other such orders imposing fines in excess of $2,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

     7.15 Any Insurance Subsidiary shall become subject to (a) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or (b) any other directive or mandate issued by any Governmental Authority which is materially adverse to such Insurance Subsidiary, which in either case is not stayed within ten (10) days.

     7.16 The Guaranty Agreement shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty Agreement, or Holdings shall fail to comply with any of the terms or provisions of the Guaranty Agreement or shall deny that it has any further liability under the Guaranty Agreement or shall give notice to that effect.

     7.17 Any Pledge Agreement shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Pledge Agreement, or any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken by any Person to discontinue such Pledge Agreement or by AMS or any of its Subsidiaries to assert the invalidity or unenforceability of such Pledge Agreement, or a default shall occur under such Pledge Agreement.


                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to AMS, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which AMS hereby expressly waives.

     If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to AMS) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to AMS, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and AMS may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or AMS hereunder or waiving any Default hereunder; provided, that no such supplemental agreement shall, without the consent of all of the Lenders:

          (a) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

          (b) Reduce the percentage specified in the definition of Required Lenders;

          (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section
     2.2 or the mandatory commitment reductions required under Section 2.8, or increase the amount of the Commitment of any Lender hereunder, or permit AMS to assign its rights under this Agreement;

          (d) Release Holdings from the terms of the Guaranty Agreement;

          (e) Release all or a material portion of the collateral which is subject to either Pledge Agreement; or

          (f) Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. No amendment, waiver or consent relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of AMS to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

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


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of AMS contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to AMS in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among AMS, the Agent and the Lenders and supersede all prior agreements and understandings among AMS, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.6. Expenses; Indemnification. (a) AMS shall reimburse the Agent and each Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. AMS also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by AMS under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. AMS acknowledges that from time to time LaSalle may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to AMS's assets for internal use by LaSalle from information furnished to it by or on behalf of AMS, after LaSalle has exercised its rights of inspection pursuant to this Agreement.

          (b) AMS hereby further agrees to indemnify the Agent and each Lender and the

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


     directors, officers and employees of each against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, any merger of Holdings with AMS, the transactions contemplated hereby, the other Closing Transactions or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that (i) they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or (ii) that they arise solely from any dispute of or any litigation or other proceeding instituted by any Lender against the Agent (if the Agent was determined to have breached its obligations to such Lender hereunder) or (for Persons other than the Agent and its directors, officers and employees) any other Lender. The obligations of AMS under this Section 9.6 shall survive the termination of this Agreement.

     9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. Nonliability of Lenders. The relationship between AMS on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to AMS. Neither the Agent nor any Lender undertakes any responsibility to AMS to review or inform AMS of any matter in connection with any phase of AMS's business or operations. AMS agrees that neither the Agent nor any Lender shall have liability to AMS (whether sounding in tort, contract or otherwise) for losses suffered by AMS in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and AMS hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by AMS in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. Confidentiality. Each of the Agent and each Lender agrees to hold any

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


confidential  information  which  it may  receive  from  AMS  pursuant  to  this
Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee,
(c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, provided that if not prohibited by law, the Agent or such Lender will use reasonable efforts to provide notice to AMS of the requested disclosure and give AMS a reasonable opportunity to seek a protective order with respect to such information prior to delivering confidential information in response thereto, (e) to any Person in connection with any legal proceeding to which that Lender is a party, to the extent reasonably necessary, and (f) permitted by Section 12.4.

     9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13. Disclosure. AMS and each Lender hereby (a) acknowledge and agree that LaSalle and/or its Affiliates from time to time may make other loans to or have other relationships with AMS, and (b) waive any liability of LaSalle or such Affiliate to AMS or any Lender, respectively, arising out of or resulting from such loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of LaSalle or its Affiliates.


                                    ARTICLE X
                                    THE AGENT

     10.1. Appointment; Nature of Relationship. LaSalle is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with

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such  powers as are  reasonably  incidental  thereto.  The Agent  shall  have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to AMS, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of AMS or of any of AMS's Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by AMS to the Agent at such time, but is voluntarily furnished by AMS to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all

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


matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by AMS for which the Agent is entitled to reimbursement by AMS under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or AMS referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with AMS or Holdings or any Subsidiary in which AMS or Holdings or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

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


     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by AMS and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and AMS, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of AMS and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of AMS and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of AMS or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and AMS shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. Agent's Fee. AMS agrees to pay to the Agent, for its own account, the fees agreed to by AMS and the Agent pursuant to that certain fee letter agreement dated as of even date herewith, or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates. AMS and the Lenders agree that the Agent may delegate

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


any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.


                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if AMS becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of AMS may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to the Obligations of AMS to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loans.


                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of AMS and the Lenders and their respective successors and assigns, except that (a) AMS shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of AMS or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment

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


thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2. Participations.

          12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by AMS under this Agreement shall be determined as if such Lender had not sold such participating interests, and AMS and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantors of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          12.2.3. Benefit of Setoff. AMS agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.

          12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of AMS, the Swing Line Lender and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, that if a Default has occurred and is continuing, the consent of AMS shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless (x) each of AMS and the Agent otherwise consents or (y) the proposed Purchaser is already a Lender) be in an amount not less than the lesser of (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit B (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by AMS, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and AMS shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. AMS authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of AMS, Holdings, UWLIC and the Subsidiaries, including without limitation any information contained in any Reports; provided, that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

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


     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).


                                  ARTICLE XIII
                                     NOTICES

     13.1. Notices. Except as otherwise permitted by Section 2.17 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) at its address or facsimile number set forth on the signature pages hereof, or
(y) at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and AMS in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (b) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided, that notices to the Agent under Article II shall not be effective until received.

     13.2. Change of Address. AMS, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV
                                  COUNTERPARTS

     This Agreement may be executed in any number of original counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such original counterpart. This Agreement may also be executed in any number of e-mailed counterparts, all of which taken together shall constitute one agreement, even if printed separately from different print servers, and any of the parties hereto may execute this Agreement by signing any such e-mailed counterpart. This Agreement shall be effective when it has been executed by AMS, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

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


                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. AMS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AMS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST AMS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY AMS AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. AMS, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                  [Remainder of Page Intentionally Left Blank]

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


                      [This Page Intentionally Left Blank]

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


     IN WITNESS WHEREOF, AMS, the Lenders and the Agent have executed this Agreement as of the date first above written.

                      AMERICAN MEDICAL SECURITY GROUP, INC.


                      By:
                            Gary D. Guengerich
                            Executive Vice President and Chief Financial Officer

                                   Address:   3100 AMS Boulevard
                                                   Green Bay, Wisconsin  54313
                                                   Attention: Gary D. Guengerich
                                                   Telephone: (920) 661-2486
                                                   Telecopy:  (920) 661-1095

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


Commitments

$25,000,000           LASALLE BANK NATIONAL ASSOCIATION,
                      Individually and as Agent


                      By:
                      Title:

                                   Address:  135 South LaSalle Street
                                             Chicago, Illinois 60603
                                             Attention: Janet R. Gates
                                             Telephone: (312) 904-4617
                                             Telecopy:  (312) 940-6189

$10,000,000           FIRST UNION NATIONAL BANK, N.A.

                      By:
                      Title:

                                   Address:  1339 Chestnut Street
                                             Philadelphia, Pennsylvania 19107
                                             Attention:  H. David Tamimie
                                             Telephone:  (215) 973-7021
                                             Telecopy:   (215) 786-4114

$10,000,000           ASSOCIATED BANK GREEN BAY, NATIONAL
                      ASSOCIATION

                      By:
                                  Richard P. Pigeon, Senior Vice President

                                  Address: 200 North Adams
                                           Green Bay, Wisconsin  54301
                                           Attention: Richard P. Pigeon
                                           Telephone:  (920) 433-3128
                                           Telecopy:    (920) 433-4380
------------
$45,000,000       Aggregate Commitment

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